Exhibit 10.4

MBIA INSURANCE CORPORATION,

as Insurer

AMERICREDIT MTN CORP. IV,

as Seller

AMERICREDIT FINANCIAL SERVICES, INC.,

Individually and as Servicer, Custodian and Seller

AMERICREDIT MTN RECEIVABLES TRUST IV,

as Debtor

JPMORGAN CHASE BANK,

as Collateral Agent and Securities Intermediary

INSURANCE AGREEMENT

$650,000,000

AmeriCredit MTN Receivables Trust IV

Note

Dated as of October 1, 2004

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS		1

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.	Representation and Warranties of AmeriCredit, the Servicer, the Custodian, the Sellers and the Debtor	5
Section 2.02.	Affirmative Covenants of the Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor	9
Section 2.03.	Negative Covenants of AmeriCredit, the Servicer, the Custodian, the Sellers and the Debtor	16
Section 2.04.	Representations, Warranties and Covenants of the Collateral Agent and Securities Intermediary	17

ARTICLE III

THE POLICY; REIMBURSEMENT

Section 3.01.	Issuance of the Policy	19
Section 3.02.	Payment of Fees and Insurer Premium	21
Section 3.03.	Reimbursement and Additional Payment Obligation	22
Section 3.04.	Indemnification; Limitation of Liability	24
Section 3.05.	Payment Procedure	26

ARTICLE IV

FURTHER AGREEMENTS

Section 4.01.	Effective Date; Term of the Insurance Agreement	26
Section 4.02.	Further Assurances and Corrective Instruments	27
Section 4.03.	Obligations Absolute	27
Section 4.04.	Assignments; Reinsurance; Third-party Rights	29
Section 4.05.	Liability of the Insurer	29
Section 4.06.	Parties Will Not Institute Insolvency Proceedings	30
Section 4.07.	Collateral Agent and Securities Intermediary, Debtor, the Sellers, Custodian and Servicer To Join in Enforcement Action	30
Section 4.08.	Subrogation	30
Section 4.09.	Insurer’s Rights Regarding Actions, Proceedings or Investigations	30

ARTICLE V

DEFAULTS; REMEDIES

Section 5.01.	Defaults	31

ii

INSURANCE AGREEMENT

INSURANCE AGREEMENT (this “Insurance Agreement”), dated as of October 1, 2004 by and among AMERICREDIT MTN CORP. IV (“AMTN”) and AMERICREDIT FINANCIAL SERVICES, INC. as Sellers (each a “Seller,” collectively the “Sellers”), AMERICREDIT FINANCIAL SERVICES, INC., individually (“AmeriCredit”) and in its capacity as Servicer under the Servicing and Custodian Agreement described below (together with its permitted successors and assigns, the “Servicer”) and as Custodian (the “Custodian”), AMERICREDIT MTN RECEIVABLES TRUST IV, as Debtor (the “Debtor”), MBIA INSURANCE CORPORATION (the “Insurer”) and JPMORGAN CHASE BANK, as Collateral Agent (the “Collateral Agent”) and as Securities Intermediary (the “Securities Intermediary”).

WHEREAS, pursuant to the Security Agreement dated as of October 1, 2004 by and among the Purchaser, the Debtor, AmeriCredit, the Servicer, AMTN, the Collateral Agent and the Securities Intermediary (the “Security Agreement”) relating to the $650,000,000 AmeriCredit MTN Receivables Trust IV Note (the “Note”) the Debtor assigns certain Collateral (as defined therein) to secure the performance of certain obligations of the Debtor for the benefit of the Purchaser, the Insurer and the other Secured Parties, and the Insurer has issued its note guaranty insurance policy (the “Policy”) that guarantees certain payments due from the Debtor on the Note; and

WHEREAS, the Insurer shall be paid an insurance premium pursuant to the Security Agreement and the details of such premium are set forth herein; and

WHEREAS, AmeriCredit, the Servicer, the Sellers, the Custodian and the Debtor have undertaken certain obligations in consideration of the Insurer’s issuance of the Policy;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Security Agreement or the Servicing and Custodian Agreement, as applicable. All words used herein shall be construed to be of such gender or number as the circumstances require. This “Insurance Agreement” shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words “herein,” “hereby,” “hereof,” “hereto,” “hereinabove” and “hereinbelow,” and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

“Administrative Agent” means MBIA Insurance Corporation.

“Business Day” means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City, Fort Worth, Texas, or in the city in which the corporate trust office of the Collateral Agent under the Security Agreement is located are authorized or obligated by law or executive order to close.

“Code” means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Collateral Agent” means JPMorgan Chase Bank, a New York banking corporation, as collateral agent under the Security Agreement, and any successor to the Collateral Agent under the Security Agreement.

“Commission” means the Securities and Exchange Commission.

“Date of Issuance” means the date on which the Policy is issued as specified therein.

“Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

“Event of Default” means any event of default specified in Section 5.01 hereof.

“Financial Statements” means, with respect to AmeriCredit Corp., the consolidated balance sheets and the statements of income, retained earnings and cash flows and the notes thereto which have been provided to the Insurer.

“Fiscal Agent” means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

“Insurer Premium” means the premium payable in accordance with Section 3.02 hereof.

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

“Late Payment Rate” means, for any date of determination, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2%. The Late Payment Rate shall be computed on the basis of a year of 365 days, calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

“Liabilities” shall have the meaning ascribed to such term in Section 3.04(a) hereof.

“Losses” means (a) any actual out-of-pocket loss paid by the Insurer or its respective parents, subsidiaries and affiliates or any shareholder, director, officer, employee, agent or any “controlling person” (as such term is used in the Securities Act) of any of the foregoing and (b) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

“Master Receivables Purchase Agreement” means the Master Receivables Purchase Agreement dated as of October 1, 2004 among AMTN, as Seller, AmeriCredit, individually and as Seller, the Debtor and the Collateral Agent, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Material Adverse Change” means, in respect of any Person, a material adverse change in (a) the business, financial condition, results of operations or properties of such Person or (b) the ability of such Person to perform its obligations under any of the Transaction Documents.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 21, 2004 among the Purchaser, the Debtor, the Servicer and the Administrative Agent with respect to the issuance of the Note, as the same may be amended from time to time.

“Obligor” means the original obligor under each Receivable, including any guarantor of such obligor and their respective successors.

“Opinion Facts and Assumptions” means the facts and assumptions contained in the insolvency opinion dated October 1, 2004 by Dewey Ballantine LLP and the officer’s certificates attached as exhibits thereto insofar as they relate to AMTN, AmeriCredit and the Debtor.

“Owner” shall have the meaning set forth in the Policy.

“Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

“Premium Letter” means the Premium Letter from the Insurer to AmeriCredit dated October 1, 2004.

“Premium Percentage” shall have the meaning ascribed to such term in Section 3.02 hereof.

“Purchaser” means Meridian Funding Company, LLC.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement dated as of October 1, 2004 between AMTN and AmeriCredit Financial Services, Inc. as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Security Agreement” means the Security Agreement dated as of October 1, 2004 among the Debtor, AmeriCredit, AMTN, the Collateral Agent and the Securities Intermediary as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Servicing and Custodian Agreement” means the Servicing and Custodian Agreement dated as of October 1, 2004 between the Custodian, the Servicer, the Debtor and the Collateral Agent as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Standby Servicer” means Systems & Services Technologies, Inc., and its successors and assigns, and any successor standby servicer appointed by the Insurer.

“Standby Servicing Agreement” means the Standby Servicing and Successor Servicer Agreement dated as of October 1, 2003 among AmeriCredit, as initial servicer and custodian, the Debtor, the Insurer, the Collateral Agent and the Standby Servicer, and any other agreement pursuant to which a Standby Servicer agrees to assume the obligations of the Servicer following the termination or resignation of the Servicer, together with any amendment or supplement thereto.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

“Term of the Insurance Agreement” shall be determined as provided in Section 4.01 hereof.

“Transaction” means the transactions contemplated by the Transaction Documents, including the transactions described in the Transaction Documents.

“Transaction Documents” means the Security Agreement, the Master Receivables Purchase Agreement, the Servicing and Custodian Agreement, the Standby Servicing Agreement, the Trust Agreement, the Tri-Party Remittance Processing Agreement, this Insurance Agreement, the Premium Letter, the Note Purchase Agreement, the Sale and Contribution Agreement, the Note and each Hedging Arrangement.

“Tri-Party Remittance Processing Agreement” means the Tri-Party Remittance Processing Agreement dated as of October 1, 2004 among the Servicer, the Collateral Agent and Bank One, NA as Processor, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of October 1, 2004 among AmeriCredit, AMTN and Wilmington Trust Company, as Trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. Representation and Warranties of AmeriCredit, the Servicer, the Custodian, the Sellers and the Debtor. AmeriCredit, the Servicer, the Custodian, each Seller and the Debtor represent, warrant and covenant as of the Date of Issuance, each as to those matters relating to itself, as follows:

(a) Due Organization and Qualification. The Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor are each a corporation or a Delaware statutory trust, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Transaction Documents and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owner or the Insurer.

(b) Power and Authority. Each of the Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor has all necessary power and authority to conduct its business as currently conducted and, as described in the Transaction Documents, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

(c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor have been duly authorized by all necessary action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Servicer’s, AmeriCredit’s, the Custodian’s, the Sellers’ or the Debtor’s stockholders, which have not previously been obtained or given by the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor.

(d) Noncontravention. None of the execution and delivery of the Transaction Documents by the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

(i) conflicts with or results in any breach or violation of any provision of the organizational documents of the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor;

(ii) constitutes a default by the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor, is or may be bound or affected; or

(iii) results in or requires the creation of any lien upon or in respect of any assets of the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor, except as contemplated by the Transaction Documents.

(e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Servicer, AmeriCredit, the Custodian, the Sellers, the Debtor or any of its or their subsidiaries, or any properties or rights of the Servicer, AmeriCredit, the Custodian, the Sellers, the Debtor or any of its or their subsidiaries, pending or, to the Servicer’s, AmeriCredit’s, the Custodian’s, the Sellers’ or the Debtor’s knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, AmeriCredit, the Sellers, the Custodian or Debtor.

(f) Valid and Binding Obligations. The Note, when executed, authenticated and issued in accordance with the Note Purchase Agreement, and the Transaction Documents (other than the Note), when executed and delivered by the Servicer, the Sellers, AmeriCredit, the Custodian and the Debtor, will constitute the legal, valid and binding obligations of the Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. None of the Servicer, AmeriCredit, the Custodian, the Sellers or the

Debtor will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor, as applicable.

(g) Financial Statements. The Financial Statements of AmeriCredit Corp., copies of which have been furnished to the Insurer by AmeriCredit, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of AmeriCredit Corp. as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of AmeriCredit Corp., the Custodian, AmeriCredit, the Sellers and the Servicer. Except as disclosed in the Financial Statements, AmeriCredit Corp., the Custodian, AmeriCredit, the Sellers and the Servicer are not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of AmeriCredit Corp., the Custodian, AmeriCredit, the Sellers and the Servicer.

(h) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Servicer, the Custodian, AmeriCredit, the Sellers or the Debtor in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, the Custodian, AmeriCredit, the Sellers or the Debtor. The Servicer, the Custodian, AmeriCredit, the Sellers and the Debtor are not in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Servicer, the Custodian, AmeriCredit, the Sellers or the Debtor is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Servicer, the Custodian, AmeriCredit, the Sellers or the Debtor, as the case may be, to perform its respective obligations under the Transaction Documents.

(i) Taxes. The Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor and the Servicer’s, AmeriCredit’s, the Custodian’s, the Sellers’ and the Debtor’s parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor.

(j) Accuracy of Information. Neither the Transaction Documents nor other information relating to the Receivables, the operations of the Servicer, AmeriCredit, the

Custodian, the Sellers or the Debtor (including servicing or origination of loans) or the financial condition of the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor (collectively, the “Documents”), as amended, supplemented or superseded, furnished to the Insurer by the Servicer, the Custodian, AmeriCredit, the Sellers or the Debtor contains any statement of a material fact by the Servicer, the Custodian, AmeriCredit, the Sellers or Debtor which was untrue or misleading in any material adverse respect when made. None of the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor has any knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor. Since the furnishing of the Documents, there has been no change or any development or event involving a prospective change known to the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor that would render any of the Documents untrue or misleading in any material respect.

(k) Compliance With Securities Laws. The offer and sale of the Note comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Neither the offer nor the sale of the Note has been or will be in violation of the Securities Act or any other federal or state securities laws. The Debtor is not required to be registered as an “investment company” under the Investment Company Act.

(l) Transaction Documents. Each of the representations and warranties of the Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor contained in the Transaction Documents is true and correct in all material respects, and the Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(m) Solvency; Fraudulent Conveyance. The Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, none of the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor will be left with an unreasonably small amount of capital with which to engage in its business, nor does the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. None of the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor or any of their assets. The amount of consideration being received by the Debtor upon the sale of the Note to the Purchaser constitutes reasonably equivalent value and fair consideration for the interest in the Receivables securing the Note. The Sellers are not transferring the Receivables to the Debtor, the Debtor is not pledging the Receivables to the Secured Parties and the Debtor is not selling the Note to the Purchaser, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Seller’s, AmeriCredit’s, the Custodian’s or the Debtor’s creditors.

(n) Principal Place of Business. The principal place of business of AmeriCredit, the Servicer and the Custodian is located in Fort Worth, Texas, the principal place of business of AMTN is located in Fort Worth, Texas and the principal place of business of the Debtor is located in Wilmington, Delaware.

(o) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to AMTN, AmeriCredit and the Debtor are true and correct as of the Date of Issuance.

Section 2.02. Affirmative Covenants of the Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor. The Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Compliance With Agreements and Applicable Laws. The Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. None of the Servicer, AmeriCredit, the Custodian, the Sellers or the Debtor shall agree to any amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent.

(b) Corporate Existence. The Servicer, its successors and assigns, AmeriCredit, its successors and assigns, the Custodian, its successors and assigns, the Sellers, its successor and assigns and the Debtor, its successors and assigns, shall maintain their corporate or statutory trust existence and shall at all times continue to be duly organized under the laws of their respective jurisdictions of organization and duly qualified and duly authorized (as described in section 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate or articles of incorporation, bylaws and organizational documents.

(c) Financial Statements; Accountants’ Reports; Other Information. The Servicer, AmeriCredit, the Custodian, the Sellers and the Debtor shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The Servicer shall furnish or cause to be furnished to the Insurer:

(i) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of AmeriCredit Corp., the audited consolidated balance sheets of AmeriCredit Corp., and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the audit opinion of AmeriCredit Corp’s independent accountants (which shall be nationally recognized independent public accounting firms) and by the certificate specified in Section 2.02(e) hereof.

(ii) Quarterly Financial Statements. As soon as available, and in any event within 90 days after each of the first three fiscal quarters of each fiscal year of AmeriCredit Corp., the unaudited consolidated balance sheets of AmeriCredit Corp. and its subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the certificate specified in Section 2.02(e) hereof.

(iii) Initial and Continuing Reports. On or before the Closing Date, the Servicer will provide the Insurer a copy of the magnetic tape to be delivered to the Collateral Agent on the Closing Date, setting forth, as to each Receivable, the information (as of the close of business on the prior day) required under the definition of “Schedule of Receivables” at Section 1.2 of the Master Receivables Purchase Agreement. Thereafter, the Servicer shall deliver to the Insurer not later than 5:00p.m., New York City time, on each Determination Date the report required by Section 2.9 of the Servicing and Custodian Agreement.

(iv) Computer Diskette. Upon request of the Insurer, the Servicer will deliver to the Insurer on a quarterly basis a computer diskette containing a summary of the information provided to the Insurer pursuant to clause (iii) of this Section 2.02(c) and also containing information similar to the information provided in the Schedule of Receivables and the Supplements delivered to the Collateral Agent pursuant to the Master Receivables Purchase Agreement and described in Exhibit A of the Master Receivables Purchase Agreement.

(v) Certain Information. Upon the reasonable request of the Insurer, the Servicer shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Servicer, the Sellers or the Custodian files with, or delivers to, the Commission or any national securities exchange.

(vi) Other Information. Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor pursuant to the terms of the Security Agreement and the Servicing and Custodian Agreement and, promptly upon request, such other data as the Insurer may reasonably request.

All financial statements specified in clause (i) of this Section 2.02(c) shall be furnished in consolidated form for AmeriCredit Corp. and all its subsidiaries in the event AmeriCredit Corp. shall consolidate its financial statements with its subsidiaries.

The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Servicer pursuant to this Section 2.02(c) to the extent provided in Section 2.02(f) hereof.

(d) Reserved.

(e) Compliance Certificate. AmeriCredit, the Servicer and the Sellers shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to Section 2.02(c)(i) and (ii) hereof, one or more certificates signed by an officer of AmeriCredit, an officer of the Servicer and an officer of the applicable Seller authorized to execute such certificates on behalf of AmeriCredit, the Servicer and the Sellers stating that:

(i) a review of the Servicer’s performance under the Transaction Documents during such period has been made under such officer’s supervision;

(ii) to the best of such individual’s knowledge following reasonable inquiry, no Default or Event of Default has occurred or, if a Default or Event of Default has occurred, specifying the nature thereof and, if the Servicer has a right to cure pursuant to Section 4.1 of the Servicing and Custodian Agreement, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Servicer to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates;

(iii) the attached financial statements submitted in accordance with Section 2.02(c)(i) or (ii) hereof, as the case may be, are complete and correct in all material respects and present fairly the financial condition and results of operations of AmeriCredit, the Sellers and the Servicer as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied; and

(iv) the Servicer has in full force and effect a blanket fidelity bond (or direct surety bond) and an errors and omissions insurance policy in accordance with the terms and requirements of Section 2.14 of the Servicing and Custodian Agreement.

(f) Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, a Default or an Event of Default, AmeriCredit, the Servicer, the Sellers and the Custodian shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

(i) to inspect the books and records of AmeriCredit, the Servicer, the Sellers and of the Custodian as they may relate to the Note, the obligations of AmeriCredit, the Servicer, the Sellers or of the Custodian under the Transaction Documents, and the Transaction;

(ii) to discuss the affairs, finances and accounts of AmeriCredit, the Servicer, the Sellers or of the Custodian with the chief operating officer and the chief financial officer of the Servicer, the Sellers or of the Custodian, as the case may be; and

(iii) with AmeriCredit’s, the Servicer’s, the Sellers’ or the Custodian’s consent, as applicable, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of AmeriCredit, the Servicer, the Sellers or the Custodian with AmeriCredit’s, the Servicer’s, the Sellers’ or the Custodian’s independent accountants, provided that an officer of AmeriCredit, the Servicer, the Sellers or the Custodian shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of AmeriCredit, the Servicer, the Sellers or the Custodian. The books and records of AmeriCredit shall be maintained at the address of AmeriCredit designated herein for receipt of notices, unless AmeriCredit shall otherwise advise the parties hereto in writing. The books and records of each Seller shall be maintained at the address of the applicable Seller designated herein for receipt of notices, unless the applicable Seller shall otherwise advise the parties hereto in writing. The books and records of the Servicer shall be maintained at the address of the Servicer designated herein for receipt of notices, unless the Servicer shall otherwise advise the parties hereto in writing. The books and records of the Custodian shall be maintained at the address of the Custodian designated herein for receipt of notices, unless the Custodian shall otherwise advise the parties hereto in writing.

The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

(g) Notice of Material Events. AmeriCredit, the Servicer, the Sellers, the Custodian and the Debtor shall be obligated (which obligation shall be satisfied as to each if performed by AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor) promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it:

(i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, that has a reasonable likelihood of being adversely determined and (A) if so determined, could have a material adverse effect on the Debtor, the Owner or the Insurer, (B) would be required to be disclosed to the Commission or to AmeriCredit’s, the Servicer’s, a Seller’s, the Custodian’s or the Debtor’s shareholders or (C) would result in a Material Adverse Change with respect to AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor;

(ii) any change in the location of AmeriCredit’s, the Servicer’s, the Custodian’s, a Seller’s or the Debtor’s principal office or any change in the location of AmeriCredit’s, the Servicer’s, the Custodian’s, a Seller’s or the Debtor’s books and records;

(iii) the occurrence of any Default or Event of Default or of any Material Adverse Change;

(iv) the commencement of any proceedings by or against AmeriCredit, the Servicer, the Custodian, a Seller or the Debtor under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for AmeriCredit, the Servicer, the Custodian, a Seller or the Debtor or any of its or their assets; or

(v) the receipt of notice that (A) AmeriCredit, the Servicer, the Custodian, either Seller or the Debtor is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of AmeriCredit’s, the Servicer’s, a Seller’s, the Custodian’s or the Debtor’s business is to be or may be suspended or revoked, or (C) AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor is to cease and desist any practice, procedure or policy employed by AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor in the conduct of its business, which, in any such case, may result in a Material Adverse Change with respect to AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor or would have a material adverse effect on the Owner or the Insurer.

(h) Financing Statements and Further Assurances. The Servicer will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Collateral Agent in the Collateral. In addition, each of the Servicer, the Custodian, the Sellers and the Debtor agrees to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P or Moody’s after the date hereof and to provide all information reasonably requested by S&P or Moody’s. In the event that a successor servicer is appointed pursuant to the Servicing and Custodian Agreement, the transition costs and expenses incurred by such successor servicer shall be paid in accordance with Section 2.3 of the Security Agreement.

(i) Maintenance of Licenses. AmeriCredit, the Servicer, the Custodian, the Sellers and the Debtor, respectively, or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business.

(j) Redemption of Note. AmeriCredit, the Servicer, the Custodian, the Sellers and the Debtor shall instruct the Collateral Agent, upon redemption or payment in full of the Note pursuant to the Security Agreement or otherwise, to furnish to the Insurer a notice of such redemption and, upon a redemption or payment in full of the Note, to surrender the Policy to the Insurer for cancellation.

(k) Reserved.

(l) Servicing of Receivables. The Servicer shall perform such actions with respect to the Receivables as are required by or provided in the Security Agreement or the Servicing and Custodian Agreement. The Servicer will provide the Insurer with written notice of any change or amendment to any Transaction Document as currently in effect.

(m) Maintenance of Security Interest. On or before each December 1, beginning in 2005, so long as the Note is outstanding, the Servicer shall furnish to the Insurer and the Collateral Agent an officers’ certificate either stating that such action has been taken with respect to the recording, filing, rerecording and refiling of any financing statements and continuation statements as is necessary to maintain the interest of the Collateral Agent created by the Security Agreement with respect to the Collateral and reciting the details of such action or stating that no such action is necessary to maintain such interests. Such officers’ certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Collateral Agent in the Collateral until the date such next officers’ certificate is due. The Servicer will use its best efforts to cause any necessary recordings or filings to be made with respect to the Collateral.

(n) Closing Documents. The Servicer shall provide or cause to be provided to the Insurer a loose transcript of the Transaction Documents and an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing. Upon the request of the Insurer, the Servicer shall provide or cause to be provided to the Insurer a copy of each of the Transaction Documents on computer diskette, in a format acceptable to the Insurer.

(o) Preference Payments. With respect to any Preference Amount (as defined in the Policy), the Servicer shall provide to the Insurer upon the request of the Insurer:

(i) a certified copy of the final nonappealable order of a court having competent jurisdiction ordering the recovery by a trustee in bankruptcy as voidable preference amounts included in previous distributions under Section 2.3 of the Security Agreement to any Owner pursuant to the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”);

(ii) an opinion of counsel satisfactory to the Insurer, and upon which the Insurer shall be entitled to rely, stating that such order is final and is not subject to appeal;

(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Servicer, the Collateral Agent and any Owner relating to or arising under the Receivable against the debtor which made such preference payment or otherwise with respect to such preference amount; and

(iv) appropriate instruments to effect (when executed by the affected party) the appointment of the Insurer as agent for the Collateral Agent and any Owner in any legal proceeding relating to such preference payment being in a form satisfactory to the Insurer.

(p) Servicer and AMTN To Hold Class A Certificates of the Debtor. The Servicer and AMTN shall hold, either directly or indirectly, all of the Class A Certificates of the Debtor during the Term of the Insurance Agreement. Neither the Servicer nor AMTN shall sell, pledge or otherwise transfer such Class A Certificates without the prior written consent of the Insurer.

(q) Collateral Agent to Hold Class B Certificates of the Debtor. The Collateral Agent shall hold, either directly or indirectly, all of the Class B Certificates of the Debtor for the benefit of the Insurer. The Collateral Agent shall cast any votes, direct any action or waive any action, in each case in its capacity as the Class B Certificateholder, only at the written direction of the Insurer. The Collateral Agent shall not sell, pledge or otherwise transfer to the Class B Certificates except upon the written instructions of the Insurer.

(r) Tax Matters. The Servicer and the Debtor shall take such actions necessary and as reasonably requested by the Insurer to ensure that the Debtor is taxable as a partnership for federal and state income tax purposes and not as an association (or publicly traded partnership) taxable as a corporation.

(s) Standby Servicer. The Servicer shall be liable for and shall promptly pay the fees and expenses payable to the Standby Servicer pursuant to the Standby Servicing Agreement.

(t) Successor Servicer. If servicing is transferred from the Servicer to a successor Servicer pursuant to Article IV of the Servicing and Custodian Agreement, then in the event that the fees and expenses of a successor servicer or any transition costs relating to the transfer of servicing from the Servicer to the successor servicer exceed the amounts payable to such outgoing Servicer under the Security Agreement, AmeriCredit shall promptly pay such fees, expenses or transition costs.

Section 2.03. Negative Covenants of AmeriCredit, the Servicer, the Custodian, the Sellers and the Debtor. AmeriCredit, the Servicer, the Custodian, the Sellers and the Debtor hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Impairment of Rights. None of AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor shall take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (b) of the definition of Material Adverse Change with respect to AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor shall give the Insurer written notice of any such action or failure to act on the earlier of (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. AmeriCredit, the Servicer, the Custodian, the Sellers and the Debtor shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this Section (a).

(b) Adverse Selection Procedure. AmeriCredit, the Servicer, the Custodian, the Sellers and the Debtor shall not use any adverse selection procedure in selecting Receivables to be transferred to the Collateral from the outstanding Receivables that qualify under the Security Agreement or Servicing and Custodian Agreement for inclusion in the Collateral.

(c) Waiver, Amendments, Etc. None of AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer.

(d) Receivables; Charge off Policy. Except as otherwise permitted in the Security Agreement or Servicing and Custodian Agreement, the Servicer and the Sellers shall not materially alter or amend any Receivable, their respective collection policies or their respective charge-off policies in a manner that materially adversely affects the Insurer unless the Insurer shall have previously given its consent, which consent shall not be withheld unreasonably.

(e) Use of Insurer’s Name. None of AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor shall use the Insurer’s name in any public documents, including, without limitation, any press release or presentation, announcement or forum (other than verbal communications regarding prior public transactions limited to information regarding the Insurer that is available to the general public) without the Insurer’s prior written consent, which consent shall not be unreasonably withheld or delayed. In the event that any of AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor is advised by counsel that AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor has a legal obligation to disclose the Insurer’s name in any press release, public announcement or other public document, AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor, whichever has been so advised, shall provide the Insurer with at least three Business Days prior written notice of its intent to use the Insurer’s name, together with a copy of the proposed use of the Insurer’s name and of any description of a transaction involving the Insurer and shall make changes to the form or substance of the proposed use of the Insurer’s name or any such description that the Insurer reasonably requests unless AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor is advised by counsel that such change is not permitted under applicable law; provided, however, that AmeriCredit may disclose the Issuer’s name in a prospectus supplement or registration statement concerning a securitization transaction as to which the Insurer provides a financial guaranty insurance policy without notice to and the consent of Insurer.

Section 2.04. Representations, Warranties and Covenants of the Collateral Agent and Securities Intermediary. The Collateral Agent and Securities Intermediary represents and warrants to, as of the Date of Issuance, and covenants with the other parties hereto as follows:

(a) Due Organization and Qualification. Each of the Collateral Agent and Securities Intermediary is a New York banking corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Collateral Agent and Securities Intermediary are duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Transaction Documents and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owner or the Insurer.

(b) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Collateral Agent and Securities Intermediary have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Collateral Agent and Securities Intermediary’s stockholders, which have not previously been obtained or given by the Collateral Agent and Securities Intermediary.

(c) Noncontravention. To the best of its knowledge, none of the execution and delivery of the Transaction Documents by the Collateral Agent or the Securities Intermediary, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

(i) conflicts with or results in any breach or violation of any provision of the certificate or articles of incorporation or bylaws of the Collateral Agent or the Securities Intermediary or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Collateral Agent or the Securities Intermediary or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Collateral Agent or the Securities Intermediary;

(ii) constitutes a default by the Collateral Agent or the Securities Intermediary under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Collateral Agent or the Securities Intermediary is a party or by which any of its properties, which are individually or in the aggregate material to the Collateral Agent or the Securities Intermediary, is or may be bound or affected; or

(iii) results in or requires the creation of any lien upon or in respect of any assets of the Collateral Agent or the Securities Intermediary, except as contemplated by the Transaction Documents.

(d) Legal Proceedings. To the best of its knowledge, there is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Collateral Agent or the Securities Intermediary or any of its subsidiaries, or any properties or rights of the Collateral Agent or the Securities Intermediary or any of their respective subsidiaries, pending or, to the Collateral Agent’s or the Securities Intermediary’s knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Collateral Agent or the Securities Intermediary.

(e) Valid and Binding Obligations. The Transaction Documents (other than the Note) to which the Collateral Agent or the Securities Intermediary is a party, when executed and delivered by the Collateral Agent and Securities Intermediary, as applicable will constitute the legal, valid and binding obligations of the Collateral Agent or the Securities Intermediary, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles. The Collateral Agent and Securities Intermediary will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Collateral Agent and Securities Intermediary.

(f) Compliance With Law, Etc. To the best of its knowledge, no practice, procedure or policy employed, or proposed to be employed, by the Collateral Agent or the Securities Intermediary in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Collateral Agent or the Securities Intermediary that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Collateral Agent or the Securities Intermediary. Neither the Collateral Agent nor Securities Intermediary are in breach of or in default under any applicable law or administrative regulation of its jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Collateral Agent or the Securities

Intermediary is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Collateral Agent and Securities Intermediary to perform its obligations under the Transaction Documents.

(g) Transaction Documents. Each of the representations and warranties of the Collateral Agent and Securities Intermediary contained in the Transaction Documents is true and correct in all material respects, and the Collateral Agent and Securities Intermediary hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(h) Compliance and Amendments. The Collateral Agent and Securities Intermediary shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Collateral Agent and Securities Intermediary shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent.

ARTICLE III

THE POLICY; REIMBURSEMENT

Section 3.01. Issuance of the Policy. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

(a) Payment of Initial Premium and Expenses. The Insurer shall have been paid, by AmeriCredit that portion of a nonrefundable Insurer Premium payable on the Date of Issuance, and AmeriCredit shall agree to reimburse or pay directly other fees and expenses identified in Section 3.02 hereof as payable.

(b) Transaction Documents. The Insurer shall have received a fully executed copy of the Premium Letter and a copy of each of the Transaction Documents, in form and substance satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto.

(c) Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the certificate or articles of incorporation and bylaws or other organizational documents of the Servicer, the Debtor, the Custodian and the Sellers (ii) the resolutions of each Seller’s board of directors authorizing the sale of the Receivables and (iii) a certificate of the appropriate officers of the Servicer, the Custodian and each Seller stating that such certificate or articles of incorporation, bylaws, resolutions or other organizational documents are in full force and effect without modification on the Date of Issuance).

(d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Servicer, each Seller and the Custodian certifying the names and signatures of the officers of the Servicer, the Sellers and the Custodian authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

(e) Representations and Warranties; Certificate. The representations and warranties of the Servicer, each Seller, the Custodian and the Debtor set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance, and the Insurer shall have received a certificate of appropriate officers of the Servicer, each Seller and the Custodian to that effect.

(f) Opinions of Counsel.

(i) Either Chris A. Choate, Esq. or J. Michael May, Esq., in-house counsel to AmeriCredit Corp., shall have issued his favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of AmeriCredit, the Servicer, each Seller and the Custodian.

(ii) The law firm of Dewey Ballantine LLP shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the enforceability and validity of the Transaction Documents against AmeriCredit, the Servicer, each Seller and the Custodian.

(iii) The law firm of Richards, Layton & Finger shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the statutory trust existence and authority of the Debtor and the validity and the enforceability of the Trust Agreement against the Debtor.

(iv) The law firm of Dewey Ballantine LLP shall have furnished its opinions, in form and substance acceptable to the Insurer and its counsel, regarding the sale of the Receivables, certain matters with respect to perfection issues, and the tax treatment of payments on the Note under federal tax laws.

(v) The Insurer shall have received such other opinions of counsel, in form and substance acceptable to the Insurer and its counsel, addressing such other matters as the Insurer may reasonably request. Each opinion of counsel delivered in connection with the Transaction shall be addressed to and delivered to the Insurer.

(g) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders of AmeriCredit, the Servicer, the Sellers, the Custodian and the Debtor, required in connection with the Transaction.

(h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

(i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

(j) Issuance of Ratings. The Insurer shall have received confirmation that the rating on the Note without regard to the Policy will be at least “BBB” by S&P and “Baa2” by Moody’s and that the Note, when issued, will be rated “AAA” by S&P and “Aaa” by Moody’s.

(k) No Default. No Default or Event of Default shall have occurred.

(l) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.

(m) Conform to Documents. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Note conform to the terms of the Transaction Documents.

(n) Compliance With Premium Letter. All other terms, conditions and requirements of the Premium Letter shall have been satisfied.

(o) Satisfaction of Conditions of the Note Purchase Agreement. All conditions in the Note Purchase Agreement relating to the Purchaser’s obligation to purchase the Note shall have been satisfied.

(p) Note Purchase Agreement. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Purchaser pursuant to the Note Purchase Agreement.

Section 3.02. Payment of Fees and Insurer Premium.

(a) Legal and Accounting Fees. AmeriCredit shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Insurer in connection with the issuance of the Policy and any fees of the Insurer’s auditors, in each case in accordance with the terms of the Premium Letter.

(b) Insurer Premium. In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Insurer Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Insurer Premium due on or before the Date of Issuance, directly from AmeriCredit and (ii) in the case of Insurer

Premium due after the Date of Issuance, first, pursuant to the Security Agreement, and second, to the extent the amounts in subclause first are not sufficient, directly from the Servicer. For purposes of the Security Agreement, the term “Premium Percentage” shall have the meaning set forth in paragraph 2 of the Premium Letter. The Insurer Premium shall be calculated according to paragraph 1 of the Premium Letter for the amount due on or before the Date of Issuance and paragraph 2 of the Premium Letter for the amount due on each Remittance Date. The Insurer Premium paid hereunder or under the Security Agreement shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Note or provision being made for payment of the Note prior to maturity. The Servicer and the Collateral Agent shall make all payments of Insurer Premium to be made by them by wire transfer to an account designated from time to time by the Insurer by written notice to the Servicer or the Collateral Agent.

Section 3.03. Reimbursement and Additional Payment Obligation.

(a) In accordance with the priorities established in Section 2.3 of the Security Agreement, the Insurer shall be entitled to (i) reimbursement for any payment made by the Insurer under the Policy, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, (ii) payment or reimbursement of any other amounts owed to the Insurer hereunder together with interest thereon at a rate equal to the Late Payment Rate, (iii) reimbursement for any payments made by the Insurer with respect to the fees and expenses of the Standby Servicer, the fees and expenses of any replacement servicer or any transition costs relating to the transfer of servicing from the Servicer to a replacement servicer, in each case together with interest thereon at a rate equal to the Late Payment Rate, and (iv) all costs and expenses of the Insurer in connection with any action, proceeding or investigation affecting the Debtor, or the Collateral or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, together with interest thereon at a rate equal to the Late Payment Rate.

(b) Notwithstanding anything in Section 3.03(a) to the contrary, the Servicer, each Seller and the Custodian agree to reimburse the Insurer as follows: (i) from the applicable Seller, for payments made under the Policy arising as a result of the related Seller’s failure to repurchase any Receivable required to be repurchased pursuant to Section 5.1 of the Master Receivables Purchase Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) from the Servicer, for payments made under the Policy, arising as a result of (A) the Servicer’s failure to deposit into the Collection Account any amount required to be so deposited pursuant to the Security Agreement or the Servicing and Custodian Agreement or any other transaction document or (B) Servicer’s failure to repurchase any Receivable required to be repurchased pursuant to Section 2.7 of the Servicing and Custodian Agreement, in each case together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after, as well as, before judgment), at a rate of interest equal to the Late Payment Rate.

(c) AmeriCredit, the Servicer, each Seller and the Custodian agree to pay to the Insurer as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys’ and accountants’ fees and expenses, in connection with (i) any accounts established to facilitate payments under the Policy to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction, (iii) any amendment, consent, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed, or (iv) preparation of bound volumes of the Transaction documents; costs and expenses shall include a reasonable allocation of compensation and overhead attributable to the time of employees of the Insurer spent in connection with the actions described in clause (ii) above, and the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Transaction Documents. Such amounts shall be payable within 60 days of the receipt by AmeriCredit, the Servicer, each Seller or the Custodian of an invoice therefore.

(d) AmeriCredit, the Servicer, each Seller, the Custodian and the Debtor agree to pay to the Insurer as follows: interest on any and all amounts described in subsections (b), (c), (e) and (f) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 hereof from the date due until payment thereof in full, in each case payable to the Insurer at the Late Payment Rate per annum.

(e) AmeriCredit, the Servicer, each Seller, the Collateral Agent, the Securities Intermediary, the Custodian and the Debtor agree to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Servicer, the Collateral Agent, the Securities Intermediary, the Custodian or the Debtor, respectively, including, without limitation, any amounts payable by the Servicer, the Sellers, the Collateral Agent, the Securities Intermediary, the Custodian or the Debtor or otherwise pursuant to the Note or any other Transaction Documents, including, without limitation, payments, if any, made by the Insurer with respect to retitling of the title documents relating to the Financed Vehicles pursuant to Section 2.5 of the Servicing Agreement.

(f) Following termination of the Security Agreement pursuant to Section 9.1 thereof, the Servicer agrees to reimburse the Insurer for any Insured Payments required to be made pursuant to the Policy subsequent to the date of such termination.

All such amounts are to be immediately due and payable without demand, except as otherwise provided herein.

Section 3.04. Indemnification; Limitation of Liability.

(a) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, AmeriCredit, the Debtor, the Custodian, each Seller, the Servicer and any successors thereto agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as “Liabilities”) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

(i) any act or omission of AmeriCredit, the Custodian, the Servicer, the Sellers or the Debtor, or the allegation thereof, in connection with the offering, issuance, sale or delivery of the Note;

(ii) the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor;

(iii) the violation by AmeriCredit, the Debtor, the Custodian, the Sellers or the Servicer of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Note or the transactions contemplated by the Transaction Documents;

(iv) the violation by AmeriCredit, the Debtor, the Custodian, the Sellers or the Servicer of any federal or state laws, rules or regulations relating to the Transaction or the origination of the Receivables, including, without limitation, any consumer protection, lending and disclosure laws and any laws with respect to the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Receivables;

(v) the breach by AmeriCredit, the Debtor, the Custodian, the Sellers or the Servicer of any of its obligations under this Insurance Agreement or any of the other Transaction Documents; and

(vi) the breach by AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor of any representation or warranty on the part of the Servicer, the Custodian, the Sellers or the Debtor contained in the Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder.

This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

(b) AmeriCredit and the Sellers agree to indemnify the Purchaser and the Insurer for any and all Liabilities that have been incurred due to any claim, counterclaim, rescission, setoff or defense asserted by an Obligor under any Receivable subject to the Federal Trade Commission regulations provided in 16 C.F.R. Part 433.

(c) AmeriCredit, the Servicer and the Sellers agree to indemnify and hold harmless the Owner and the Insurer for any and all Liabilities incurred due to (i) any agreement or acquiescence by the Servicer and the Sellers to any reduction, rebate, rescheduling or delay of any payments due and owing by any Obligor under any Receivable based upon an agreement on the part of the Servicer and the Sellers to make or rebate any future payments on such Receivable, (ii) any agreement on the part of the Servicer and the Sellers to make or rebate any future payments on any Receivable or (iii) any settlement of any judicial proceeding or any claim, action or proceeding of any regulatory body.

(d) Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor under this Section 3.04, notify AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor of the commencement thereof, AmeriCredit, the Servicer, the Custodian, the Sellers or the Debtor shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor to such indemnified party of its election so to assume the defense thereof, AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor in accordance with the terms of this subsection (d), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized by AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor. AmeriCredit, the Servicer, the Sellers, the Custodian or the Debtor shall not be liable for any settlement of any action or claim effected without its consent.

(e) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Collateral Agent and Securities Intermediary agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, including each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act as amended, or Section 20 of the Securities and Exchange Act, as amended, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever of any nature arising out of the breach by the Collateral Agent and Securities Intermediary of any of its obligations under this Insurance Agreement or under the Security Agreement. This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

Section 3.05. Payment Procedure. In the event of any payment by the Insurer, AmeriCredit, the Collateral Agent, the Securities Intermediary, the Sellers, the Servicer, the Custodian and the Debtor agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in Section 6.02 hereof on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

ARTICLE IV

FURTHER AGREEMENTS

Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor or from any other source under the Transaction Documents and all amounts payable under the Note have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03, 3.04 and 4.06 hereof shall survive any termination of this Insurance Agreement.

Section 4.02. Further Assurances and Corrective Instruments.

(a) Excepting at such times as an Insurer Default shall exist and be continuing, none of the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer, and any such waiver without the prior written consent of the Insurer shall be null and void and of no force or effect.

(b) To the extent permitted by law, the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian and the Debtor agree that they will, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered within 10 days of such request, such amendments hereto and such further instruments and take such further action as may be required in the Insurer’s reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement or the other Transaction Documents.

Section 4.03. Obligations Absolute.

(a) The obligations of the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian and the Debtor hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

(i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any of the Transaction Documents, the Note or the Policy;

(ii) any exchange or release of any other obligations hereunder;

(iii) the existence of any claim, setoff, defense, reduction, abatement or other right that the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor may have at any time against the Insurer or any other Person;

(iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

(vi) any failure of the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor to receive the proceeds from the sale of the Note; or

(vii) any breach by the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor of any representation, warranty or covenant contained in any of the Transaction Documents.

(b) The Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian, the Debtor and any and all others who are now or may become liable for all or part of the obligations of the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or any right of setoff or recoupment arising out of any breach under any of the Transaction Documents by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c) Nothing herein shall be construed as prohibiting the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

Section 4.04. Assignments; Reinsurance; Third-party Rights.

(a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignment made in violation of this Insurance Agreement shall be null and void.

(b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy.

(c) In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction.

(d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Collateral Agent nor any Owner shall have any right to payment from any Insurer Premium’s paid or payable hereunder or under the Security Agreement or from any other amounts paid by the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor pursuant to Section 3.02, 3.03 or 3.04 hereof.

(e) The Servicer, the Custodian, the Debtor, the Sellers, and the Collateral Agent and Securities Intermediary agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Security Agreement, the Servicing and Custodian Agreement and each other Transaction Document to which it is not a signing party and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer.

Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Policy by the Collateral Agent or for any acts or omissions of the Collateral Agent in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the

Insurer (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.06. Parties Will Not Institute Insolvency Proceedings. So long as this Agreement is in effect, and for one year following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Debtor, the Purchaser or AMTN.

Section 4.07. Collateral Agent and Securities Intermediary, Debtor, the Sellers, Custodian and Servicer To Join in Enforcement Action. To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Receivable, the Collateral Agent, the Securities Intermediary, the Debtor, the Sellers, the Custodian and the Servicer agree to join in any action initiated by the Insurer for the protection of such right or exercise of such remedy.

Section 4.08. Subrogation. To the extent of any payments under the Policy, the Insurer shall be fully subrogated to any remedies against the Debtor, the Custodian, the Sellers or the Servicer or in respect of the Receivables available to the Collateral Agent under the Security Agreement or the Servicing and Custodian Agreement. The Collateral Agent acknowledges such subrogation and, further, agrees to execute such instruments prepared by the Insurer and to take such reasonable actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable under the Security Agreement or the Servicing and Custodian Agreement.

Section 4.09. Insurer’s Rights Regarding Actions, Proceedings or Investigations. Until the Net Investment has been paid in full, all amounts owed to the Insurer have been paid in full, this Insurance Agreement has terminated and the Policy has been returned to the Insurer for cancellation, the following provisions shall apply, it being expressly understood that none of the following costs shall be borne by the Collateral Agent:

(a) Notwithstanding anything contained herein or in the other Transaction Documents to the contrary, the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer’s sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Debtor or the Collateral or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of AmeriCredit, AMTN or the Debtor or any affiliate thereof. Following notice to the Collateral Agent, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Collateral. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, shall be included in Reimbursement Amounts.

(b) In connection with any action, proceeding or investigation that could adversely affect the Collateral or the Debtor or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of AmeriCredit, AMTN or the Debtor or any affiliate thereof, the Collateral Agent hereby agrees to cooperate with, and to take such action as directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion, without the consent of the Purchaser. Notwithstanding any other provision herein or in any of the other Transaction Documents, the Collateral Agent shall not require any bond or indemnification from any Person for taking of any action at the direction of the Insurer, and the Collateral Agent shall not be liable to the Insurer or the Purchaser for any such action that conforms to the direction of the Insurer. The Collateral Agent’s reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) with respect to any such action shall be reimbursed pursuant to Section 2.3 (iv) and (xiii) of the Security Agreement.

(c) The Collateral Agent hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation that names the Debtor or the Collateral Agent on behalf of the Secured Parties as a party or that involves the Debtor or the Collateral or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of AmeriCredit, AMTN or the Debtor or any affiliate thereof.

(d) Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Collateral Agent shall not, without the Insurer’s prior written consent, with such consent not to be unreasonably withheld, or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Collateral or the Debtor or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents.

(e) The Collateral Agent agrees that Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Insurer pursuant to the other provisions of the Transaction Documents, that the rights set forth in this Section may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of the Purchaser or the Collateral Agent, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

ARTICLE V

DEFAULTS; REMEDIES

Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a) any representation or warranty made by the Servicer, the Collateral Agent and Securities Intermediary, the Sellers, the Custodian or the Debtor hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, shall prove to be untrue or incomplete in any material respect and such untrue representation or warranty is not cured within any applicable grace period contained in the applicable Transaction Document;

(b)(i) the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor shall fail to pay when due any amount payable by the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor hereunder or under any Transaction Document and such failure continues for the length of any cure period contained in the related Transaction Document, or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that any Transaction Document is not valid and binding on the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor;

(c) the occurrence and continuance of a “Termination and Amortization Event” under the Security Agreement (as defined therein);

(d) any failure on the part of the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer, the Collateral Agent, the Securities Intermediary, the Sellers, the Custodian or the Debtor contained in this Insurance Agreement or in any other Transaction Document which continues unremedied for a period of 30 days with respect to this Insurance Agreement, or, with respect to any other Transaction Document, beyond any cure period provided for therein, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Sellers, the Custodian or the Debtor, as applicable, by the Insurer (with a copy to the Collateral Agent) or by the Collateral Agent (with a copy to the Insurer);

(e) decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, the Sellers, the Custodian or the Debtor and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

(f) the Servicer, the Sellers, the Custodian or the Debtor shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer, the Custodian or the Debtor or of or relating to all or substantially all of the property of either;

(g) the Servicer, the Custodian, the Sellers or the Debtor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(h) the occurrence and continuance of an “Servicer Termination Event” under the Servicing and Custodian Agreement (as defined therein); or

(i) the failure of the Sellers or the Debtor to comply with, or maintain the accuracy of, the Opinion Facts and Assumptions.

Section 5.02. Remedies; No Remedy Exclusive.

(a) Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

(i) exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Collateral Agent to exercise such remedies in accordance with the terms of the Transaction Documents; or

(ii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of the Servicer, the Sellers, the Collateral Agent, the Securities Intermediary, the Custodian or the Debtor under the Transaction Documents.

(b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

Section 5.03. Waivers.

(a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Servicer, the Collateral Agent, the Sellers, the Custodian and the Debtor. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Servicer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Collateral Agent, S&P and Moody’s. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

(a)	To the Insurer:

MBIA Insurance Corporation

113 King Street

Armonk, NY 10504

Attention:    Insured Portfolio Management-Structured Finance (IPM-SF)

(AmeriCredit MTN Receivables Trust IV Note)

Telecopy No.: (914) 765-3810

Confirmation: (914) 765-3781

(in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the general counsel and the Insurer and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)	To the Sellers:

AmeriCredit MTN Corp. IV

801 Cherry Street

Suite 3900

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7082

Telecopy: (817) 302-7915

AmeriCredit Financial Services, Inc.

801 Cherry Street

Suite 4000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7022

Telecopy: (817) 302-7942

(c)	To the Servicer and the Custodian:

AmeriCredit Financial Services, Inc.

801 Cherry Street

Suite 4000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7022

Telecopy: (817) 302-7942

(d)	To the Collateral Agent and Securities Intermediary:

JPMorgan Chase Bank

4 New York Plaza, 6th Floor

New York, NY 10004

Attention: AmeriCredit MTN Receivables Trust IV

Facsimile: (212) 623-5991

Confirmation: (212) 623-5416

(e)	To the Debtor:

AmeriCredit MTN Receivables Trust IV

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Asset Backed Securities Administration

Telecopy No.: (302) 636-6119

With a copy to the Servicer at the address set forth above.

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.04. Governing Law. THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PROVISIONS.

Section 6.05. Consent to Jurisdiction.

(a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c) Except as provided in Section 4.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Insurer’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any party hereto or its or their property in the courts of any jurisdiction.

Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.

Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

Section 6.09. Trial by Jury Waived. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

Section 6.10. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate, trustee or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Note or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

Section 6.11. Entire Agreement. The Transaction Documents and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

Section 6.12. Amendment Reducing Credit Enhancement. The parties hereto agree that any amendment to the Security Agreement affecting the definitions of Borrowing Base, Reserve Account Required Amount, or Revolving Period Reserve shall be effective only upon (a) the prior written consent of the Insurer, (b) the receipt of written confirmation from S&P and Moody’s (at the expense of AmeriCredit) that, after giving effect to the proposed amendment, the rating assigned to the Note without taking into account the issuance of the Policy by the Insurer shall be at least “BBB” and “Baa2” respectively, and (c) the Insurer’s capital charge assigned by

S&P with respect to the Note, after giving effect to the proposed amendment, shall be less than or equal to the Insurer’s capital charge on the Closing Date. Any such proposed amendment shall be subject to the provisions of Section 3.03(c) hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

MBIA INSURANCE CORPORATION

By:
Title:	Assistant Secretary

AMERICREDIT MTN CORP. IV, as Seller

By:
Title:

AMERICREDIT FINANCIAL SERVICES, INC., Individually and as Servicer, Custodian and Seller

By:
Title:

AMERICREDIT MTN RECEIVABLES TRUST IV, as Debtor

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Title:

JPMORGAN CHASE BANK, as Collateral Agent and Securities Intermediary

By:
Title: